Exhibit 10.3

FORM OF ENOVATION CONTROLS, INC.

2014 LONG-TERM INCENTIVE PLAN

i

ARTICLE I

GENERAL

Section 1.01 Purpose. The purpose of the Enovation Controls, Inc. 2014 Long-Term Incentive Plan (the “Plan”) is to provide an additional incentive to selected officers, employees, non-employee directors and consultants of the Company or its Subsidiaries (as hereinafter defined) whose contributions are essential to the growth and success of the Company’s business, and to attract and retain competent and dedicated persons whose efforts will contribute to and promote the long-term growth and profitability of the Company. To accomplish such purposes, the Plan provides that the Company may grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonuses, Other Stock-Based Awards, Cash Awards, Performance Awards or any combination of the foregoing.

Section 1.02 Definitions. Wherever the following terms are used they will have the meanings set forth below, unless the context clearly indicates otherwise:

(a) “Administrator” means the Board, or, if and to the extent the Board delegates such responsibility, the Committee.

(b) “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. An entity is an Affiliate of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

(c) “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Bonus, Other Stock-Based Award, Cash Award or Performance Award, together with any other right or interest granted under the Plan to a Participant.

(d) “Award Agreement” means the writing evidencing an Award or a notice of an Award delivered to a Participant by the Company.

(e) “Beneficial Owner” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act, as amended from time to time.

(f) “Board” means the Company’s Board of Directors.

(g) “Cash Award” means an Award granted under Section 2.08 of the Plan

(h) “Change of Control” means, except as otherwise provided in an Award Agreement, the occurrence of any of the following:

(i) A transaction or series of related transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any Person directly or indirectly becomes the Beneficial Owner of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(ii) During any twenty-four (24) consecutive month period, the individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the Board; provided, however, that an individual who becomes a member of the Board subsequent to the beginning of the twenty-four (24) month period will be deemed to have satisfied such twenty-four (24) month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds (2/3) of the directors who then qualified as Incumbent Directors;

(iii) The consummation of a sale or disposition of all or substantially all the Company’s assets in one or a series of related transactions, other than (A) such a sale, disposition or lease to an entity, 50% or more of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition or (B) the distribution directly to the Company’s stockholders (in one distribution or a series of related distributions) of all of the stock of one or more Subsidiaries of the Company that represent substantially all of the Company’s assets;

(iv) There is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary with any other corporation or other entity, other than (A) a merger or consolidation which results in (1) the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary under an employee benefit plan of the Company or any Subsidiary of the Company, more than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (2) the individuals who comprise the Board immediately prior thereto constituting immediately thereafter at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a Subsidiary, the ultimate parent thereof, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(v) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

(i) “Code” means the Internal Revenue Code of 1986, as amended. Any reference herein to a section of the Code includes any successor provision to such section.

(j) “Committee” means a committee of two or more directors designated by the Board to administer this Plan, and, to the extent the Board determines it is appropriate for the compensation realized from Awards under the Plan to be “performance-based” compensation under Section 162(m) of the Code, will be a committee or subcommittee of the Board composed of two or more members, each of whom is an “outside director” within the meaning of section 162(m) of the Code, and which, to the extent the Board determines it is appropriate for Awards under the Plan to qualify for the exemption available under Rule 16b-3, will be a committee or subcommittee of the Board composed of two or more members, each of whom is a “non-employee director” within the meaning of Rule 16b-3.

(k) “Company” means Enovation Controls, Inc., a Delaware corporation, and, where appropriate, each of its Affiliates and successors.

(l) “Covered Employee” means an individual who is both (i) designated by the Committee as likely to be a “covered employee” within the meaning of Section 162(m)(3) of the Code, and (ii) expected by the Committee to be the recipient of compensation (other than “performance-based compensation” under Section 162(m)(3) of the Code) in excess of $1,000,000 for the tax year of the Company with regard to which a deduction for compensation paid to such Participant under the Plan would be allowed notwithstanding Section 162(m) of the Code.

(m) “Effective Date” means, notwithstanding the Plan’s establishment date described in Section 3.22, the first date on which Awards may be granted pursuant to the Plan, which date will be immediately prior to the closing of the Company’s initial public offering.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” means, with respect to Stock as of any specified date, (i) if the Stock is traded on a national securities exchange, the closing price of the Stock on the immediately preceding date (or if no sales occur on that date, on the last preceding date on which such sales of the Stock are so reported); (ii) if the Stock is not traded on a national securities exchange but is traded over the counter, the average between the reported high and low or closing bid and asked prices of the Stock on the most recent date on which Stock was publicly traded; (iii) if the Stock is not publicly traded, the amount determined by the Administrator in its discretion in such manner as it deems appropriate; or (iii) if the specified date is the date of an initial public offering of Stock, the offering price under such initial public offering. In all events, Fair Market Value will be determined pursuant to a method that complies with the requirements of Section 409A of the Code.

(p) “Incentive Stock Option” or “ISO” means an Option that is intended to qualify for special Federal income tax treatment pursuant to Sections 421 and 422 of the Code, and which is so designated in the applicable Award Agreement.

(q) “Non-Employee Director” means a member of the Board who is not an employee of the Company or any of its subsidiaries.

(r) “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

(s) “Option” means a right granted to a Participant under Section 2.02 to purchase Stock at a specified price during specified time periods.

(t) “Other Stock-Based Award” means an Award granted to a Participant under Section 2.07.

(u) “Participant” means, as of a specified date, a person who holds an Award that is outstanding as of such specified date.

(v) “Performance Award” means a right, granted to a Participant under Section 2.09, to receive a cash payment, Stock or other Award based upon performance criteria specified by the Administrator (or the Committee if the Performance Award is a Qualified Performance-Based Award).

(w) “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term will not include (i) the Company or any Subsidiary thereof, (ii) Murphy Group, Inc. or any Affiliate thereof, (iii) EControls Group, Inc. or any Affiliate thereof, (iv) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary thereof, (v) an underwriter temporarily holding securities pursuant to an offering of such securities, or (vi) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(x) “Qualified Performance-Based Award” means a Performance Award granted to a Covered Person that is intended to qualify as “performance-based compensation” within the meaning of Section 162(m)(3) of the Code.

(y) “Restricted Stock” means Stock granted to a Participant under Section 2.04, that is subject to certain restrictions and to a risk of forfeiture.

(z) “Restricted Stock Unit” means an unfunded and unsecured right granted to a Participant under Section 2.05, to receive Stock, cash or a combination thereof at the end of a specified period, which right is subject to certain restrictions and to a risk of forfeiture.

(aa) “Rule 16b-3” means Rule 16b-3, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, applicable to the Plan and Participants.

(bb) “Section 162(m) Transition Period” has the meaning set forth in Section 2.09(b).

(cc) “Securities Act” means the Securities Act of 1933, as amended.

(dd) “Stock” means the Company’s Class A common stock, par value $0.00001 per share.

(ee) “Stock Bonus” means a bonus payable in fully vested shares of Stock granted pursuant to Section 2.06.

(ff) “Stock Appreciation Right” or “SAR” means a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one share of Stock on the date of exercise over (ii) the exercise price of the SAR.

(gg) “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which: (A) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (B) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing member, general partner or analogous controlling Person of such limited liability company, partnership, association or other business entity.

For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

Section 1.03 Administration. The Plan shall be administered by the Administrator. The Administrator shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority (a) to the extent not inconsistent with the Plan, prescribe, amend and rescind rules and regulations relating to the Plan including rules governing its own operations, (b) make all determinations necessary or advisable in administering the Plan, (c) correct any defect, supply any omission and reconcile any inconsistency in the Plan, (d) grant Awards and determine who will receive Awards, when such Awards will be granted and the terms of such Awards, including setting forth provisions with regard to the termination of a recipient’s employment or service, (e) accelerate the time or times at which an Award becomes vested, unrestricted or may be exercised, and (f) waive or amend any goals, restrictions or conditions set forth in an Award Agreement, unless otherwise provided in the Award Agreement. The determinations of the Administrator will be final, binding and conclusive. By accepting any Award under the Plan, each Participant and each person claiming under or through him or her will be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Administrator.

Section 1.04 Stock Subject to Plan.

(a) Total Shares Available. The maximum number of shares of Stock reserved for issuance under the Plan shall be [—] shares (subject to adjustment as provided by Section 1.04(c)), all of which may be granted in respect of Options (including Incentive Stock

Options) or Stock Appreciation Rights. The shares of Stock that may be delivered pursuant to Awards may be authorized but unissued Stock or authorized and issued Stock held in the Company’s treasury, or otherwise acquired for purposes of the Plan.

(b) Individual Awards. Except as provided under this Section 1.04(b), there is no limit on the amount of cash and securities (other than the overall Plan limit on shares of Stock as provided in Section 1.04(a)) that may be subject to Awards to any eligible individual under the Plan.

(i) Annual Limit on Qualified Performance-Based Awards. The maximum number of shares of Stock with respect to which Qualified Performance-Based Awards may be granted during any calendar year to any Covered Employee shall be [—] (as adjusted pursuant to the provisions of Section 1.04(c)). The maximum payment under any Qualified Performance-Based Award denominated in dollars that may be granted during any calendar year to any Covered Employee shall be $[—] for each 12-month period contained in the performance period for such Qualified Performance-Based Award.

(ii) Annual Limit on Options and SARs. In any single calendar year no individual may be granted Options or SARs covering or relating to more than [—] shares of Stock, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 1.04(c).

(iii) Annual Limit on Awards to Non-Employee Directors. The maximum number of shares of Stock with respect to which Awards may be granted during any calendar year to any Non-Employee Director shall be [—] (as adjusted pursuant to the provisions of Section 1.04(c)). The maximum payment under any Award denominated in dollars that may be granted during any calendar year to any Non-Employee Director shall be $[—].

(c) Adjustment for Change in Capitalization. In the event that any special or extraordinary dividend or other extraordinary distribution is declared (whether in the form of cash, Stock, or other property), or there occurs any recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event, the Administrator shall adjust, as it deems necessary or appropriate, (i) the number and kind of shares of stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of stock or other property, including cash, issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price or purchase price relating to any Award, and (iv) the limitations set forth in Section 1.04(a) and (b); provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424 of the Code; and provided further that no such adjustment shall cause any Award hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of such section.

(d) Reuse of Shares. If any shares of Stock subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Participant, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. In addition, any shares of Stock that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Option or Stock Appreciation Right under the Plan, as well as any shares of Stock exchanged by a Participant or withheld by the Company or any Subsidiary to satisfy the tax withholding obligations related to any Option or Stock Appreciation Right under the Plan, shall again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan. In addition, (i) to the extent an Award is denominated in shares of Stock, but paid or settled in cash, the number of shares of Stock with respect to which such payment or settlement is made shall again be available for Awards under the Plan and (ii) shares of Stock underlying Awards that can only be settled in cash shall not be counted against the aggregate number of shares of Stock available for Awards under the Plan.

Section 1.05 Eligibility. The individuals who shall be eligible to receive Awards under the Plan shall be such employees of the Company and its Subsidiaries (including officers of the Company and its Subsidiaries, whether or not they are directors of the Company), consultants to the Company and Non-Employee Directors as the Administrator shall select from time to time. The grant of an Award hereunder in any year to any individual shall not entitle such individual to a grant of an Award in any future year.

ARTICLE II

AWARDS UNDER THE PLAN

Section 2.01 Awards Under the Plan; Award Agreement. The Administrator may grant Awards in such amounts and with such terms and conditions as the Administrator shall determine, subject to the provisions of the Plan. Each Award granted under the Plan (except an unconditional Stock Bonus) shall be evidenced by an Award Agreement which shall contain such provisions as the Administrator may in its sole discretion deem necessary or desirable and which are not in conflict with the terms of the Plan. By accepting an Award, a Participant shall be deemed to agree that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.

Section 2.02 Options. The Administrator is authorized to grant Options to eligible individuals on the following terms and conditions:

(a) Identification of Options. Each Option shall be clearly identified in the applicable Award Agreement as either an Incentive Stock Option or a Nonqualified Stock Option.

(b) Exercise Price. Each Award Agreement with respect to an Option shall set forth the amount per share (the “option exercise price”) payable by the Participant to the Company upon exercise of the Option. The option exercise price shall be equal to or greater than the Fair Market Value of a share of Stock on the date of grant. Other than with respect to an adjustment described in Section 1.04(c), in no event shall the exercise price of an Option be reduced following the grant of an Option, nor shall an Option be cancelled in exchange for a replacement Option with a lower exercise price or in exchange for another type of Award or cash payment without stockholder approval.

(c) Term and Exercise of Options.

(i) Each Option shall become exercisable at the time or times determined by the Administrator and set forth in the applicable Award Agreement. At the time of grant of an Option, the Administrator may impose such restrictions or conditions to the exercisability of the Option as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance criteria. Subject to Section 2.02(d) hereof, the Administrator shall determine and set forth in the applicable Award Agreement the expiration date of each Option, which shall be no later than the tenth anniversary of the date of grant of the Option.

(ii) An Option shall be exercised by delivering the form of notice of exercise provided by the Company or in such other form as approved by the Company. Payment for shares of Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise by one or a combination of the following means: (A) in cash or by personal check, certified check, bank cashier’s check or wire transfer; (B) in shares of Stock owned by the Participant and valued at their Fair Market Value on the effective date of such exercise; (C) broker assisted cashless exercise or net exercise; or (D) by any such other method as the Administrator may from time to time authorize in its sole discretion. Except as authorized by the Administrator, any payment in shares of Stock shall be effected by the delivery of such shares to the Secretary of the Company (or his designee), duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary of the Company shall require.

(iii) Shares of Stock purchased upon the exercise of an Option shall, as determined by the Administrator, be evidenced by a book entry record or certificate issued in the name of or for the account of the Participant or other individual entitled to receive such shares, and delivered to the Participant or such other individual as soon as practicable following the effective date on which the Option is exercised.

(d) Provisions Relating to Incentive Stock Options. Incentive Stock Options may only be granted to employees of the Company and its Subsidiaries, in accordance with the provisions of Section 422 of the Code. To the extent that the aggregate Fair Market Value of shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company or a Subsidiary shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of this Section 2.02(d), Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted. No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is deemed to own under the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company unless (A) the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of Stock at the time such Incentive Stock Option is granted and (B) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted. For purposes of the grant of Incentive Stock Options, a “Subsidiary” shall mean a “subsidiary corporation” as defined in Section 424(f) of the Code.

(e) Effect of Termination of Employment (or Provision of Services). Except as may otherwise be provided in the applicable Award Agreement, and subject to the Administrator’s authority under Section 1.03 hereof:

(i) In the event that the employment of a Participant with the Company and its Subsidiaries (or the Participant’s service to the Company and its Subsidiaries) shall terminate for any reason other than death or disability, each Option granted to such Participant that is outstanding and exercisable as of the date of such termination shall remain exercisable for the 90-day period immediately following such termination, but in no event following the expiration of its term, and any Option that is not exercisable as of the date of such termination shall be terminated at the time of such termination.

(ii) In the event that the employment of a Participant with the Company and its Subsidiaries (or the Participant’s service to the Company and its Subsidiaries) shall terminate on account of the Participant’s death or disability, each Option granted to such Participant that is outstanding and exercisable as of the date of such termination shall remain exercisable for the one-year period immediately following such termination, but in no event following the expiration of its term, and any Option that is not exercisable as of the date of such termination shall be terminated at the time of such termination.

(f) Leave of Absence. In the case of any Participant on an approved leave of absence, the Administrator may make such provision respecting the continuance of the Option while in the employ or service of the Company as it may deem equitable, except that in no event may an Option be exercised after the expiration of its term.

(g) No Repricing. Except as otherwise provided in Section 1.04(c), without the prior approval of the stockholders of the Company: (i) the exercise price of an Option may not be reduced, directly or indirectly, (ii) an Option may not be cancelled in exchange for cash in an amount, or other Awards with a value, that exceeds the excess, if any, of the Fair Market Value of the shares of Stock subject to the Option at the time of the cancellation or exchange over the exercise price of such Option, or for Options or SARs with an exercise price that is less than the exercise price of the original Option, except as permitted in accordance with Section 3.01, and (iii) the Company may not repurchase an Option for value (in cash, substitutions, cash buyouts, or otherwise) from a Participant if the current Fair Market Value of the Stock underlying the Option is lower than the exercise price of the Option.

Section 2.03 Stock Appreciation Rights.

(a) Grant; Term. A Stock Appreciation Right may be granted in connection with an Option, either at the time of grant or, with respect to a Nonqualified Stock Option, at any time thereafter during the term of the Option, or may be granted unrelated to an Option. At the time of grant of a Stock Appreciation Right, the Administrator may impose such restrictions or conditions to the exercisability of the Stock Appreciation Right as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance criteria. The term of a Stock Appreciation Right granted without relationship to an Option shall not exceed ten years from the date of grant. In addition, the exercise price of a Stock Appreciation Right shall be equal to or greater than the Fair Market Value of a share of Stock on the date of grant.

(b) Tandem Awards. A Stock Appreciation Right related to an Option shall require the holder, upon exercise, to surrender such Option with respect to the number of shares as to which such Stock Appreciation Right is exercised, in order to receive payment of any amount computed pursuant to Section 2.03(c). Such Option will, to the extent surrendered, then cease to be exercisable. Subject to such rules and restrictions as the Administrator may impose, a Stock Appreciation Right granted in connection with an Option will be exercisable at such time or times, and only to the extent that a related Option is exercisable.

(c) Exercise. Upon the exercise of a Stock Appreciation Right whether related or unrelated to an Option, the holder will be entitled to receive payment of an amount determined by multiplying:

(i) the excess of the Fair Market Value of a share of Stock on the date of exercise of such Stock Appreciation Right over the exercise price of the Stock Appreciation Right, by

(ii) the number of shares as to which such Stock Appreciation Right is exercised.

(d) Limitations. Notwithstanding subsection (c) above, the Administrator may place a limitation on the amount payable upon exercise of a Stock Appreciation Right. Any such limitation must be determined as of the date of grant and noted in the applicable Award Agreement.

(e) Form of Settlement. Payment of the amount determined under subsection (c) above may be made solely in whole shares of Stock valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right or alternatively, in the sole discretion of the Administrator, solely in cash or a combination of cash and shares, in each case as set forth in the applicable Award Agreement. If the Administrator decides that payment will be made in shares of Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

(f) No Repricing. Except as otherwise provided in Section 1.04(c), without the prior approval of the stockholders of the Company: (i) the exercise price of a SAR may not be reduced, directly or indirectly, (ii) a SAR may not be cancelled in exchange for cash in an amount, or other Awards with a value, that exceeds the excess, if any, of the Fair Market Value of the shares of Stock subject to the SAR at the time of the cancellation or exchange over the exercise price of such SAR, or for Options or SARs with an exercise price that is less than the exercise price of the original SAR, except as permitted in accordance with Section 3.01, and (iii) the Company may not repurchase a SAR for value (in cash, substitutions, cash buyouts, or otherwise) from a Participant if the current Fair Market Value of the Stock underlying the SAR is lower than the exercise price of the SAR.

Section 2.04 Restricted Stock.

(a) Price. At the time of the grant of shares of Restricted Stock, the Administrator shall determine the price, if any, to be paid by the Participant for each share of Restricted Stock subject to the Award.

(b) Vesting Date. At the time of the grant of shares of Restricted Stock, the Administrator shall establish a vesting date or vesting dates with respect to such shares. The Administrator may divide such shares into classes and assign a different vesting date for each class. Provided that all conditions to the vesting of a share of Restricted Stock are satisfied, and subject to Section 2.04(h), upon the occurrence of the vesting date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 2.04(d) shall lapse.

(c) Conditions to Vesting. At the time of the grant of shares of Restricted Stock, the Administrator may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance criteria. The Administrator may also provide that the vesting or forfeiture of shares of Restricted Stock may be based upon the achievement of, or failure to achieve, certain levels of performance and may provide for partial vesting of Restricted Stock in the event that the maximum level of performance is not met if the minimum level of performance has been equaled or exceeded.

(d) Restrictions on Transfer Prior to Vesting. Prior to the vesting of a share of Restricted Stock, such Restricted Stock may not be transferred, assigned or otherwise disposed of, and no transfer of a Participant’s rights with respect to such Restricted Stock, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted.

(e) Dividends on Restricted Stock. The Administrator in its discretion may require that any dividends paid on shares of Restricted Stock be held in escrow until all restrictions on such shares have lapsed.

(f) Issuance of Certificates. The Administrator may, upon such terms and conditions as it determines, provide that (i) a certificate or certificates representing the shares of Restricted Stock shall be registered in the Participant’s name and bear an appropriate legend specifying that such shares are not transferable and are subject to the provisions of the Plan and the restrictions, terms and conditions set forth in the applicable Award Agreement, (ii) such certificate or certificates shall be held in escrow by the Company on behalf of the Participant until such shares become vested or are forfeited or (iii) the Participant’s ownership of the Restricted Stock shall be registered by the Company in book entry form.

(g) Consequences of Vesting. Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions of Section 2.04(d) shall lapse with respect to such share. Following the date on which a share of Restricted Stock vests, the Company shall, as determined by the Administrator, make a book entry record of such share or cause to be delivered to the Participant to whom such share was granted, a certificate evidencing such share, either of which may bear a restrictive legend, if the Administrator determines such a legend to be appropriate.

(h) Effect of Termination of Employment (or Provision of Services). Except as may otherwise be provided in the applicable Award Agreement, and subject to the Administrator’s authority under Section 1.03 hereof, upon the termination of a Participant’s employment with the Company and its Subsidiaries (or the Participant’s service to the Company and its Subsidiaries) for any reason, any and all shares to which restrictions on transferability apply shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company. In the event of a forfeiture of shares pursuant to this section, the Company shall repay to the Participant (or the Participant’s estate) any amount paid by the Participant for such shares.

Section 2.05 Restricted Stock Units

(a) Vesting Date. At the time of the grant of Restricted Stock Units, the Administrator shall establish a vesting date or vesting dates with respect to such units. The Administrator may divide such units into classes and assign a different vesting date for each class. Provided that all conditions to the vesting of the Restricted Stock Units imposed pursuant to Section 2.05(c) are satisfied, and subject to Section 2.05(d), upon the occurrence of the vesting date with respect to the Restricted Stock Units, such units shall vest.

(b) Benefit Upon Vesting. Unless otherwise provided in an Award Agreement, upon the vesting of Restricted Stock Units, the Participant shall be paid, within 30 days of the date on which such units vest, an amount, in cash and/or shares of Stock, as determined by the Administrator. In the case of Awards denominated in shares of Stock, the amount per Restricted Stock Unit shall be equal to the sum of (i) the Fair Market Value of a share of Stock on the date on which such Restricted Stock Unit vests and (ii) the aggregate amount of cash dividends paid with respect to a share of Stock during the period commencing on the date on which the Restricted Stock Unit was granted and terminating on the date on which such unit vests. In the case of Awards denominated in cash, the amount per Restricted Stock Unit shall be equal to the cash value of the Restricted Stock Unit on the date on which such Restricted Stock Unit vests.

(c) Conditions to Vesting. At the time of the grant of Restricted Stock Units, the Administrator may impose such restrictions or conditions to the vesting of such units as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance criteria.

(d) Effect of Termination of Employment (or Provision of Services). Except as may otherwise be provided in the applicable Award Agreement, and subject to the Administrator’s authority under to Section 1.03 hereof, Restricted Stock Units that have not vested, together with any dividend equivalents deemed to have been credited with respect to such unvested units, shall be forfeited upon the Participant’s termination of employment (or upon cessation of such Participant’s services to the Company) for any reason.

Section 2.06 Stock Bonuses. In the event that the Administrator grants a Stock Bonus, the shares of Stock constituting such Stock Bonus shall, as determined by the Administrator, be evidenced by a book entry record or a certificate issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable.

Section 2.07 Other Stock-Based Awards. Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Stock, including but not limited to dividend equivalents, may be granted either alone or in addition to other Awards (other than in connection with Options or Stock Appreciation Rights) under the Plan. Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the individuals to whom and the time or times at which such Other Stock-Based Awards shall be granted, the number of shares of Stock to be granted pursuant to such Other Stock-Based Awards, or the manner in which such Other Stock-Based Awards shall be settled (e.g., in shares of Stock or cash), or the conditions to the vesting and/or payment or settlement of such Other Stock-Based Awards (which may include, but not be limited to, achievement of performance criteria) and all other terms and conditions of such Other Stock-Based Awards.

Section 2.08 Cash Awards. The Administrator may grant awards that are payable solely in cash, as deemed by the Administrator to be consistent with the purposes of the Plan, and such Cash Awards shall be subject to the terms, conditions, restrictions and limitations determined by the Administrator, in its sole discretion, from time to time. Cash Awards may be granted with value and payment contingent upon the achievement of performance criteria.

Section 2.09 Performance Awards.

(a) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Administrator. The Administrator may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Section 2.09(b).

(b) Qualified Performance-Based Awards. If the Administrator intends that a Performance Award to be granted to a Covered Person should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the grant, exercise or settlement of such Qualified Performance-Based Award will be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 2.09(b). Notwithstanding anything to the contrary in the Plan, the Company intends to rely on the transition relief set forth in Treasury Regulation § 1.162-27(f) and, as such, the deduction limitation imposed by Section 162(m) of the Code will not apply to the Company until the earliest to occur of (i) the material modification of the Plan within the meaning of Treasury Regulation § 1.162-27(h)(1)(iii), or (ii) the first meeting of the shareholders of the Company at which directors are to be elected that occurs after December 31, 2018 (the “Section 162(m) Transition Period”).

(i) Performance Goals Generally. The performance goals for such Qualified Performance-Based Awards will consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Administrator consistent with this Section 2.09(b). Performance goals will be objective and will be designed to meet the requirements for “performance-based compensation” under Section 162(m) of the Code and may differ from Participant to Participant and from Award to Award. The Administrator may determine that such Qualified Performance-Based Awards will be granted, exercised, or settled upon achievement of any one or more performance goals.

(A) Performance Goals. One or more of the following business criteria will be used by the Administrator in establishing performance goals for such Performance Awards: (1) earnings, including one or more of operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, adjusted EBITDA, economic earnings, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (2) earnings (as defined in (1), above) as a percentage of revenues; (3) pre-tax income, after-tax income or adjusted net income; (4) earnings per share (basic or diluted); (5) operating profit; (6) revenue, revenue growth or rate of revenue growth; (7) return on assets (gross or net), return on investment, return on capital, or return on equity; (8) returns on sales or revenues; (9) operating expenses; (10) stock price appreciation; (11) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (12) implementation or completion of critical projects or processes; (13) total stockholder return; (14) cumulative earnings per share growth; (15) operating margin or profit margin; (16) cost targets, reductions and savings, productivity and efficiencies; (17) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, goals relating to acquisitions, divestitures, joint ventures and/or similar transactions and/or goals relating to budget comparisons; and (18) any combination of, or a specified increase or decrease in, any of the foregoing. Such performance goals may be measured on a generally accepted accounting principles (GAAP) or non-GAAP basis, and be based solely by reference to the performance of the Company as a whole or any subsidiary, division, business segment or business unit of the Company, or any combination thereof or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to a peer group of other comparable companies, or as compared to the performance of a published or special index deemed applicable by the Administrator, including by not limited to, the Standard & Poor’s 500 Stock Index. Unless otherwise stated in an Award Agreement a performance goal need not be based on an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria).

(B) Adjustments to Performance Goals. The Administrator may provide for adjustment of performance goals for certain accounting charges as it determines is appropriate; provided, however, that any such adjustment not described in the immediately following sentence shall have been provided for by the Administrator in the performance goals that are established at the time such performance goals are established. The Administrator may also exclude the impact of any of the following events or occurrences which the Administrator determines should appropriately be excluded, but only to the extent such exclusions will not cause Awards intended to qualify as Qualified Performance-Based Compensation to fail to so qualify: (1) asset write-downs; (2) litigation, claims, judgments, or settlements; (3) the effect of changes in tax law or other such laws or regulations affecting reported results; (4) accruals for reorganization and restructuring programs; (5) any extraordinary, unusual, or nonrecurring items as described in the Accounting Standards Codification Topic 225, as the same may be amended or superseded from time to time; (6) any change in accounting principles as defined in the

Accounting Standards Codification Topic 250, as the same may be amended or superseded from time to time; (7) any loss from a discontinued operation as described in the Accounting Standards Codification Topic 360, as the same may be amended or superseded from time to time; (8) goodwill impairment charges; (9) operating results for any business acquired during the calendar year; (10) third party expenses associated with any acquisition by the Company or any Subsidiary; and (11) any other extraordinary events or occurrences identified by the Administrator, to the extent set forth with reasonable particularity in connection with the establishment of performance goals.

(ii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Qualified Performance-Based Awards will be measured over a performance period of up to ten years, as specified by the Administrator. Performance goals will be established not later than 90 days after the beginning of any performance period, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(iii) Settlement of Qualified Performance-Based Awards; Other Terms. After the end of each performance period, the Committee will determine the amount, if any, of the potential Qualified Performance-Based Award payable to each Participant. Settlement of such Qualified Performance-Based Awards will be in cash, Stock, other Awards or other property, in the discretion of the Administrator. The Administrator may reduce the amount of any settlement otherwise to be made in connection with such Qualified Performance-Based Awards, but the Administrator may not increase any such amount payable to a Covered Employee in respect of a Qualified Performance-Based Award. The Administrator will specify the circumstances in which such Qualified Performance-Based Awards will be paid or forfeited in the event of a Participant’s termination of employment before the end of a performance period or settlement date.

(c) Performance Award Pool. The Administrator may establish a Performance Award pool, which will be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool will be based upon the achievement of a performance goal or goals based on one or more of the criteria set forth in Section 2.09(b)(i)(A) hereof during the given performance period, as specified by the Administrator. The Administrator may specify the amount of the Performance Award pool as a percentage of any of such criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such criteria.

(d) Written Determinations. All determinations as to the establishment of performance goals, the amount of any performance award pool or potential individual Performance Awards, and the achievement of performance goals relating to and final settlement of Performance Awards, shall be made in writing by the Administrator in the case of any Award intended to be a Qualified Performance-Based Award. The Administrator may not delegate any responsibility relating to such Performance Awards.

ARTICLE III

PROVISIONS APPLICABLE TO AWARDS

Section 3.01 Change of Control Provisions. Unless otherwise provided by the Administrator or in the applicable Award Agreement or otherwise, and subject to Section 1.04(c), in the event of a Change of Control:

(a) With respect to each outstanding Award that is not assumed or substituted in connection with a Change of Control, immediately upon the occurrence of the Change in Control, (i) such Award shall become fully vested and exercisable, (ii) the restrictions, payment conditions, and forfeiture conditions applicable to any such Award granted shall lapse, and (iii) any performance conditions imposed with respect to such Award shall be deemed to be achieved at target performance levels.

(b) For purposes of this Section 3.01, an Award shall be considered assumed or substituted for if, following the Change of Control, the Award is of substantially comparable value and remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change of Control except that, if the Award related to shares of Stock, the Award instead confers the right to receive common stock of the acquiring or ultimate parent entity.

(c) Notwithstanding any other provision of the Plan, in the event of a Change of Control, except as would otherwise result in adverse tax consequences under Section 409A of the Code, the Administrator may, in its discretion, provide that each Award shall, immediately upon the occurrence of a Change of Control, be cancelled in exchange for a payment in cash or securities in an amount equal to (i) the excess of the consideration paid per share of Stock in the Change of Control over the exercise or purchase price (if any) per share of Stock subject to the Award multiplied by (ii) the number of shares of Stock granted under the Award.

Section 3.02 Rights as a Stockholder. No individual shall have any rights as a stockholder with respect to any shares of Stock covered by or relating to any Award until the date of record issuance of such shares of Stock in the books of the Company or the issuance of a stock certificate with respect to such shares. Except for adjustments provided in Section 1.04(c), no adjustment to any Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

Section 3.03 No Employment Rights; No Right to Award. Nothing contained in the Plan or any Award Agreement shall confer upon any individual any right with respect to the continuation of employment by or provision of services to the Company or interfere in any way with the right of the Company, subject to the terms of any separate agreement to the contrary, at any time to terminate such employment or service or to increase or decrease the compensation of such individual. No individual shall have any claim or right to receive an Award hereunder. The Administrator’s granting of an Award to a Participant at any time shall neither require the Administrator to grant any other Award to such Participant or other individual at any time nor preclude the Administrator from making subsequent grants to such Participant or any other individual.

Section 3.04 Securities Matters and Regulations.

(a) Notwithstanding anything herein to the contrary, the obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing shares of Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Administrator, in its sole discretion, deems necessary or advisable.

(b) Each Award is subject to the requirement that, if at any time the Administrator determines that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.

(c) In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Administrator may require a Participant receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Participant is acquired for investment only and not with a view to distribution.

Section 3.05 Withholding Taxes. Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any applicable withholding tax requirements related thereto. Whenever shares of Stock are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any applicable withholding tax requirements related thereto. A Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Stock having a value equal to the minimum amount of tax required to be withheld. Such shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an Award.

Section 3.06 Notification of Election Under Section 83(b) of the Code. If any Participant shall, in connection with the acquisition of shares of Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service.

Section 3.07 Notification Upon Disqualifying Disposition Under Section 421(b) of the Code. Each Award Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Company of any disposition of shares of Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) within 10 days of such disposition.

Section 3.08 Amendment or Termination of the Plan. The Board may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval shall be required for any such amendment if and to the extent such approval is required in order to comply with applicable law or stock exchange listing requirement. Nothing herein shall restrict the Administrator’s ability to exercise its discretionary authority pursuant to Section 1.03 and Section 1.04, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, reduce the Participant’s rights under any outstanding Award.

Section 3.09 Transferability of Awards.

(a) General. No Award (or any rights and obligations thereunder) may be sold, exchanged, transferred or assigned, whether voluntarily or involuntarily, other than by will or by the laws of descent and distribution, and all such Awards (and any rights thereunder) will be exercisable during the life of the Participant only by the Participant or the Participant’s legal representative. Notwithstanding the preceding sentence, the Administrator may permit, under such terms and conditions that it deems appropriate in its sole discretion, (i) that a Participant may transfer an Award in whole or in part without payment of consideration to a member of the Participant’s immediate family, to a trust established for the benefit of a member of the Participant’s immediate family, or to a partnership whose only partners are members of the Participant’s immediate family, or (ii) that except as prohibited by Rule 16b-3, a Participant may transfer all or a portion of an Award to a person for which the Participant is entitled to a deduction for a “charitable contribution” under Section 170(a)(i) of the Code, provided in either case that no further transfer by such permitted transferee will be permitted, and provided further that the exercise of the Award remains the power and responsibility of the Participant or his or her legal representative. Any sale, exchange, transfer or assignment violation of the provisions of this Section 3.09 will be null and void. All of the terms and conditions of this Plan and the Award Agreements will be binding upon any permitted successors and assigns.

(b) Transfers Upon Death. Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executor or administrator of the Participant’s estate or by individual who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Administrator shall have been furnished with (i) written notice thereof and with a copy of the will and/or such evidence as the Administrator may deem necessary to establish the validity of the transfer and (ii) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award.

Section 3.10 Expenses and Receipts. The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Award may be used for general corporate purposes.

Section 3.11 Term of Plan. Unless earlier terminated by the Board pursuant to Section 3.08, the right to grant Awards under the Plan shall terminate on the tenth anniversary of the Effective Date. Awards outstanding at Plan termination shall remain in effect according to their terms and the provisions of the Plan.

Section 3.12 Participant Rights. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment for Participants.

Section 3.13 Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 3.14 No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 3.15 Beneficiary. A Participant may file with the Administrator a written designation of a beneficiary on such form as may be prescribed by the Administrator and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

Section 3.16 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

Section 3.17 Severability. If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

Section 3.18 Applicable Law. Except to the extent preempted by any applicable federal law, the Plan shall be construed and administered in accordance with the laws of the State of Delaware without reference to its principles of conflicts of law.

Section 3.19 Clawback. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

Section 3.20 Section 409A Compliance. The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code.

Section 3.21 Correction of Errors. Notwithstanding anything in this Plan or an Award Agreement to the contrary, the Administrator may amend an Award, to take effective retroactively or otherwise, as deemed necessary or advisable for the purpose of correcting errors occurring in connection with the grant or documentation of an Award, including rescinding an Award erroneously granted, including, but not limited to, an Award erroneously granted to an individual who is not eligible to receive on an Award on the date of grant of the Award. By accepting an Award under the Plan, each Participant agrees to any amendment made pursuant to this Section 3.21 to any Award made under the Plan without further consideration or action.

Section 3.22 Plan Establishment. This Plan was adopted by the Board on [—] and approved by the Company’s stockholders on [—]. Awards may be granted under this Plan no earlier than the Effective Date specified in Section 1.02(m).